SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2011
Kips Bay Medical, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)
3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
(Address of principal executive offices and Zip Code)
(763) 235-3540
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to resolutions adopted by the Board of Directors of Kips Bay Medical, Inc. (the “Company”), effective February 10, 2011, immediately following the effectiveness of the registration statement on Form S-1 for the Company’s initial public offering, the Company’s Board of Directors elected Michael P. Winegar and Robert E. Munzenrider to the Company’s Board of Directors. Mr. Winegar also serves as the Company’s Chief Operating Officer and Vice President of Regulatory Affairs. As part of the same adopted resolutions, effective February 16, 2011, immediately following the closing of the Company’s initial public offering, the Company’s Board of Directors elected Arch C. Smith and Robert J. Sheehy to the Company’s Board of Directors. As part of the same adopted resolutions and also effective immediately following the closing of the Company’s initial public offering, the Audit, Compensation, and Nominating/Governance Committees became comprised of the three newly elected non-employee directors, Mr. Munzenrider, Mr. Smith and Mr. Sheehy. Mr. Munzenrider was appointed the Chairman of the Audit and Nominating/Governance Committees of the Board of Directors, and Mr. Sheehy was appointed the Chairman of the Compensation Committee of the Board of Directors.
In connection with their election and service as directors, the three non-employee directors will participate in the Company’s Board of Directors compensation program. Accordingly, on the date of their respective election, each non-employee director received a grant of 30,000 shares of common stock, which will vest in four annual increments, beginning with the one-year anniversary of each non-employee director’s election to the Board of Directors. In accordance with the program, each non-employee director will also be paid:
•	an annual retainer of $18,000;

•	a meeting attendance fee of $1,250 per meeting;

•	a committee meeting attendance fee of $1,500 and $1,000 per meeting for Chairman and members, respectively; and

•	stipends of $3,000 and $5,000 for the Chairman of the Compensation and Audit Committees, respectively.
The newly elected directors were not named as directors pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which any newly elected director has or had a direct or an indirect material interest.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2011

KIPS BAY MEDICAL, INC.
By:	/s/ Manny Villafaña
Manny Villafaña
Chairman of the Board and Chief Executive Officer